Exhibit 10.64

April 20, 2010

Richard T. Florell

Re: Employment Agreement – Option

Dear Ric:

Pursuant to your Employment Agreement dated October 8, 2007 under which you have been employed as Senior Vice President/General Manager, Resort Revenue Operations, we hereby exercise our option to extend the term for two (2) years, commencing on December 4, 2010 and continuing until December 3, 2012, such employment to be on all the same terms and conditions presently applicable to your employment.

Please acknowledge your receipt of this letter and agreement to the foregoing additional term of your Employment Agreement by signing and returning one original of this letter to me.

Very truly yours,

UNIVERSAL ORLANDO

By:	Rhonda Rhodes

ACKNOWLEDGED AND AGREED:

/s/ Ric Florell	4/30/10
Ric Florell	Date